                                                                      EXHIBIT 23


                          [Price Waterhouse LLP Letterhead]



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Miami Computer Supply Corporation 401(k) Profit Sharing Plan of our report dated Febraury 23, 1998 apearing in Miami Computer Supply Corporation's Anual Report on Form 10-K for the year ended December 31, 1997.






/s/ Price Waterhouse LLP

Price Waterhouse LLP
Cincinnati, Ohio
June 10, 1998